As filed with the Securities and Exchange Commission on August 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEC, INC.

(Exact name of registrant as specified in its charter)

California	33-0399154
(State of Incorporation)	(I.R.S. Employer Identification No.)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of Principal Executive Offices including Zip Code)

STEC, INC.

2010 INCENTIVE AWARD PLAN

(Full Title of the Plan)

Robert M. Saman

Chief Legal Officer, General Counsel and Secretary

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,500,000	$7.76	$19,400,000	$2,223.24

(1)	The STEC, Inc. 2010 Incentive Award Plan, as amended (the “Plan”), authorizes the issuance of up to 9,100,000 shares of common stock, par value $0.001 per share, of STEC, Inc. (the “Common Stock”), of which 2,500,000 shares are being registered hereunder, and 6,600,000 shares have been registered previously. In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement will also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), and is based on the average of the high and low sales prices of a share of the Common Stock, as reported on the NASDAQ Global Select Market on August 2, 2012.

INTRODUCTION

On May 17, 2012, the stockholders of STEC, Inc. (referred to herein as the “Company,” “our,” “we” or “us”) approved an amendment to the Company’s 2010 Incentive Award Plan, as amended (the “Plan”), increasing the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may become issuable under the Plan by 2,500,000 shares. The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 6,600,000 shares of Common Stock issuable under the Plan, of which 4,600,000 shares of Common Stock were registered on a Form S-8 filed with the Commission on May 28, 2010 (File No. 333-167171) and 2,000,000 shares of Common Stock were registered on a Form S-8 filed with the Commission on November 8, 2011 (File No. 333-177830) (collectively, the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 2,500,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Item 8.	Exhibits

See Index to Exhibits attached to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on August 7, 2012.

STEC, INC.

By:	/S/ MANOUCH MOSHAYEDI
Manouch Moshayedi Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Manouch Moshayedi, Raymond D. Cook and Robert M. Saman as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MANOUCH MOSHAYEDI Manouch Moshayedi	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2012

/S/ MARK MOSHAYEDI Mark Moshayedi	President, Chief Operating Officer, Chief Technical Officer, and Director	August 7, 2012

/S/ RAYMOND D. COOK Raymond D. Cook	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2012

/S/ RAJAT BAHRI Rajat Bahri	Director	August 7, 2012

/S/ F. MICHAEL BALL F. Michael Ball	Director	August 7, 2012

/S/ CHRISTOPHER W. COLPITTS Christopher W. Colpitts	Director	August 7, 2012

/S/ KEVIN C. DALY Kevin C. Daly, Ph.D.	Director	August 7, 2012

/S/ MATTHEW L. WITTE Matthew L. Witte	Director	August 7, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation (Filed as Exhibit 3.1 to the Registration Statement on Form S-1/A (File No. 333-32478) filed on July 3, 2000 and incorporated herein by reference).

4.2	Certificate of Amendment to the Amended and Restated Articles of Incorporation dated August 31, 2000 (Filed as Exhibit 3.3 to the Registration Statement on Form S-1/A (File No. 333-32478) filed on September 27, 2000 and incorporated herein by reference).

4.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation dated May 1, 2001 (Filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 14, 2001 and incorporated herein by reference).

4.4	Certificate of Ownership as filed with the California Secretary of State on March 7, 2007 (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed on March 8, 2007 and incorporated herein by reference).

4.5	Second Amended and Restated Bylaws (Form 8-K of the Registrant filed on September 27, 2011 and incorporated herein by reference).

4.6	Form of stock certificate for the common stock, $0.001 par value per share, of STEC, Inc. (Filed as Exhibit 4.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 30, 2007 and incorporated herein by reference).

5.1+	Opinion of Robert M. Saman, Esq.

23.1+	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23.2+	Consent of Robert M. Saman, Esq. (Included in Exhibit 5.1).

24.1+	Power of Attorney (Included in the signature pages to this Registration Statement).

99.1	STEC, Inc. 2010 Incentive Award Plan (Filed as Appendix A to the Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Shareholders filed on April 16, 2010 and incorporated herein by reference).

99.2	First Amendment to the STEC, Inc. 2010 Incentive Award Plan (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed on May 24, 2011 and incorporated herein by reference).

99.3	Second Amendment to the STEC, Inc. 2010 Incentive Award Plan (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed on May 22, 2012 and incorporated herein by reference).

+	Filed herewith.